EXHIBIT 10.17


                                                         JOHN DEERE CONSTRUCTION
                                                               EQUIPMENT COMPANY
                                                                SPECIAL PRODUCTS
                                                                DEALER AGREEMENT

                                   JOHN DEERE
                         CONSTRUCTION EQUIPMENT COMPANY
                                SPECIAL PRODUCTS
                                DEALER AGREEMENT

The Dealer identified below hereby applies to JDCEC for appointment as an authorized dealer for certain JDCEC special products for the area of responsibility designated in Exhibit 1. The relationship between Dealer and JDCEC will be governed by the Terms of Appointment set forth in this Agreement. This Agreement shall be effective upon execution by JDCEC.

Dealer (Firm Name): ___________________________________________________________

Address: _____________________________________________________________________

__ Corporation                                __ Partnership
         __ C                                          __ General
         __ S                                          __ Limited
__ Limited Liability Company                  __ Proprietorship
__ Other: ____________________________________

By: __________________________________________

Title: _______________________________________
       (Authorized officer, owner, or partner)

Date: _____________________

Signatures of Other Partners, Owners, or Shareholders:

____________________________________        ____________________________________
____________________________________        ____________________________________
____________________________________        ____________________________________

Signatures of Guarantors:

____________________________________        ____________________________________
____________________________________        ____________________________________
____________________________________        ____________________________________

Accepted:

John Deere Construction Equipment Company
Moline, IL  61265

By: ________________________________________

Title: _____________________________________

Date: _____________________

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DEFINED TERMS

For purposes of this Agreement, the following terms shall be defined as follows:

Agreement                           This agreement.

Conditions of Sale                  JDCEC's published U.S. Special Products
                                    Dealer Conditions of Sale, as in effect from time to time.

Customer Satisfaction               The extent to which Dealer fulfills the
                                    needs and expectations of customers in
                                    Dealer's Special Products AOR. JDCEC will specify the method used to measure Customer
                                    Satisfaction in bulletins issued from time to time to Special Products Dealers.

Dealer                              The dealer identified in this Agreement.

Dealer's Special Products AOR       The area of responsibility assigned to
                                    Dealer under this Agreement.

Dispute Any dispute, controversy, or claim between Dealer or any of Dealer's owners, partners, shareholders, or guarantors and JDCEC, Deere Credit, Inc., or ERS, whether based on contract, tort, statute, or other legal theory.

Equity The Dealer's equity to assets percentage, determined by JDCEC based on the Terms Schedule.

Equity Performance Standard         The equity to assets percentage Performance
                                    Standard specified by JDCEC in bulletins issued from time to time to Special Products
                                    Dealers.

ERS Equipment Remarketing Services, a division of Deere Marketing Services, Inc.

Goods Whole Goods and Parts, as well as those JDM products that JDCEC may offer for sale to Dealer.

JDCEC                               John Deere Construction Equipment Company.

JDCEC Warranties                    The JDCEC warranties applicable to the sale
                                    or to the lease or rental of various types of Goods.

JDCEC's Affiliates                  Deere & Company, its divisions, and its
                                    subsidiaries, whether direct or indirect.

JDM                                 John Deere Merchandise.

John Deere Network                  The network of computers, communications
                                    equipment, computer networking equipment, computer software, application software, and data used by JDCEC for the purpose of gathering and communicating information and conducting business.

Key Persons                         The persons and entities listed in
                                    Exhibit 4.

Manual JDCEC's published Special Products Service Administration Manual, as in effect from time to time.

Market Share                        The market penetration achieved for Goods,
                                    or a subset thereof, in Dealer's Special
                                    Products AOR during a specified time period.
                                    JDCEC will specify the method used to
                                    measure Market Share in bulletins issued from time to time to Special Products
                                    Dealers.


                                                                 Defined Terms/1
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Meaningful Progress                 A level of performance for each Performance
                                    Criterion for the period covered by the
                                    Dealer's annual JDCEC-approved business
                                    plan, which shall be as agreed upon between Dealer and JDCEC each year. If in any year Dealer and JDCEC do not reach agreement upon Meaningful Progress with respect to a particular Performance Criterion, JDCEC will determine in its sole discretion what will constitute Meaningful Progress for that Performance Criterion for the year.

Minimum Equity Level                The minimum equity to assets percentage
                                    level specified by JDCEC in bulletins issued from time to time to Special Products
                                    Dealers.

Parts (1) the products indicated by a check mark in Section B of Exhibit 2 and (2) attachments and parts available from JDCEC for the Whole Goods.

Performance Criteria                Market Share, Customer Satisfaction, and
                                    Equity, as well as other criteria specified by JDCEC in bulletins issued from time to time to Special Products Dealers.

Performance Standard                A level of performance (for a particular
                                    Performance Criterion) specified by JDCEC in bulletins issued from time to time to Special Products Dealers.

Service Information System          JDCEC's Service Information (or successor)
                                    System.

Special Products                    Products distributed by JDCEC and designated
                                    by JDCEC as "Special Products."

Special Products AOR                An area of responsibility assigned by JDCEC
                                    to a Special Products Dealer.

Special Products Dealer             An authorized dealer of one or more Special
                                    Products pursuant to a Special Products
                                    Dealer Agreement with JDCEC.

Terms Schedule                      JDCEC's published U.S. Special Products
                                    Dealer Terms Schedule, as in effect from time to time.

Trademarks                          Those trademarks owned by JDCEC or any of
                                    JDCEC's Affiliates.

Used Goods                          Whole Goods that do not have JDCEC Standard
                                    Warranty remaining.

Whole Goods                         (1) the products indicated by a check mark
                                    in Section A of Exhibit 2, (2) their
                                    predecessors, and (3) their JDCEC-designated successors or added by addendum signed by Dealer and an authorized person from JDCEC


                                                                 Defined Terms/2
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TERMS OF APPOINTMENT

1.    PROVISIONS OF APPOINTMENT

      During the period of Dealer's appointment hereunder, the following provisions shall apply:

      a)    Dealer's Special Products AOR

            i) Dealer is assigned Dealer's Special Products AOR for the purpose of marketing, servicing, and supporting Goods. Dealer's Special Products AOR is not an exclusive territory. JDCEC and others may market, service, and support Goods in Dealer's Special Products AOR. Without limiting the foregoing, JDCEC may sell, loan, lease, or rent Goods, without restriction or limitation, to any person or entity, including without limitation:

                  a)    federal, state, and local governments;

                  b) accounts classified by JDCEC as direct or national accounts;

                  c)    purchasers for export;

                  d)    educational institutions;

                  e)    competitors of JDCEC;

                  f)    equipment manufacturers; and

                  g)    employees of JDCEC.

            ii) JDCEC may assign all or any portion of Dealer's Special Products AOR to other persons or entities for the purpose of marketing, servicing, and supporting products other than Goods, including without limitation products listed but not included by a check mark in Exhibit 2. Such an assignment may include Parts and JDM products.

            iii) Dealer will concentrate its efforts in Dealer's Special Products AOR.

            iv) JDCEC shall have no obligation to support, through its programs or other forms of dealer support, activities of Dealer outside Dealer's Special Products AOR, and JDCEC may exclude activities of Dealer outside Dealer's Special Products AOR from JDCEC's programs and other forms of dealer support.

            v) Whenever a sale, lease, or rental of Whole Goods by Dealer is subject to JDCEC's service fee policy, as in effect from time to time, Dealer will pay a service fee in accordance with the terms of JDCEC's service fee bulletin in effect when the sale, lease, or rental occurs.

      b)    Locations; Other Product Lines

            i) Dealer will maintain dealership operations at each location listed in Exhibit 3 for the purposes specified in Exhibit 3. Dealer will not open any new location, relocate or discontinue a location, or change the purposes of a location without obtaining JDCEC's prior written approval. Dealer will not, either directly or indirectly, establish, maintain, or operate at any other location a place of business of any kind where (or from which) any Goods are displayed, sold, leased, rented, or serviced.

            ii) Dealer will not sell, lease, or rent parts or whole goods that compete with any of the Goods. Dealer will separate, in a manner acceptable to JDCEC, other business activities and/or products from Dealer's JDCEC dealership operations if, in JDCEC's sole discretion, such activities and/or product lines are likely to detract from Dealer's representation of JDCEC's products.


                                                          Terms of Appointment/1
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            iii)  To ensure compliance with this Section 1.b.,Dealer will permit
                  JDCEC to inspect during normal business hours, all locations of Dealer engaged in the sale, lese, rental, or servicing of equipment or vehicles (or parts for equipment or vehicles), or in a related business.

      c) Dealer's Business Plans and Promotional Efforts; Achievement of Meaningful Progress and the Performance Standards

            i) Each year, by the date specified by JDCEC, Dealer will secure JDCEC's approval of a business plan containing:

                  a) an objective for each Performance Criterion that represents Meaningful Progress for the Performance Criterion;

                  b) action plans designed to achieve the Performance Criteria objectives specified in the plan;

                  c) with respect to particular types of Goods, such other elements as JDCEC may request generally of Special Products Dealers authorized by JDCEC to market such Goods; and

                  d) such other elements as JDCEC may request generally of Special Products Dealers.

                  e) Dealer may base its business plan on the calendar year or on its fiscal year.

            ii) Dealer will actively and aggressively promote the sale, lease, and rental of Goods. Dealer's compliance with this commitment will be evaluated based on performance in Dealer's Special Products AOR and not on performance outside Dealer's Special Products AOR.

                  Dealer will maintain:

                  a) highly qualified management, sales, parts, and service personnel;

                  b) sales, parts, service, and personnel development programs;

                  c) inventories of Whole Goods and related attachments available for demonstration, sale, lease, and rental;

                  d) inventories of Parts, service equipment, field service vehicles, and tools; and

                  e)    facilities

                        that in each case are sufficient to achieve the Performance Criteria objectives contained in Dealer's JDCEC-approved business plans and, within a reasonable period of time, performance at or above the Performance Standards.

            iii) Dealer will achieve Meaningful Progress with respect to each Performance Criterion in each fiscal or calendar year (whichever is used as the basis for Dealer's JDCEC-approved business plans). Dealer's compliance with this commitment will be evaluated based on performance in Dealer's Special Products AOR and not on performance outside Dealer's Special Products AOR.

      d)    Preparation of Goods, Warranty, and Post-Delivery Service

            i) The Manual and/or bulletins issued from time to time by JDCEC designate the JDCEC Warranties. Dealer will follow instructions contained in the Manual and JDCEC's bulletins and will complete with true and accurate information the retail purchase orders, delivery receipts, lease agreements, and other forms specified therein. Dealer will be solely responsible for any warranties given by Dealer that exceed the applicable JDCEC Warranty, if any, and for any liability where Dealer has failed to use the forms prescribed by JDCEC as specified by JDCEC.

            ii) To ensure proper operation of Goods, Dealer will properly assemble and prepare all Goods sold, leased, or rented by Dealer and will perform such inspections, adjustments, and service prior to delivery to users as are required in the Manual. Dealer will instruct users in the proper use and maintenance of Goods and will furnish each user with the appropriate operator's manuals furnished by JDCEC. Dealer will perform post-delivery inspections and adjustments prescribed for Goods in the Manual


                                                          Terms of Appointment/2
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            iii)  Dealer is authorized to and will perform prompt and effective warranty service on Goods in Dealer's Special Products AOR for which JDCEC becomes obligated pursuant to a JDCEC Warranty, including without limitation Goods not sold, leased, or rented by Dealer, if presented with proper evidence that the Goods are entitled to warranty service under a JDCEC Warranty. Dealer will perform prompt and effective non-warranty service on Goods in Dealer's Special Products AOR, including without limitation Goods not sold, leased, or rented by Dealer.

            iv) Dealer will perform product improvement programs that JDCEC may from time to time require for Goods in Dealer's Special Products AOR, including without limitation Goods not sold, leased, or rented by Dealer. Dealer will complete such programs expeditiously and within the time frame specified by JDCEC.

            v) Should any Goods sold, leased, or rented by Dealer require warranty service, non-warranty service, or product improvement at a time when such Goods are not within the Special Products AOR of a Special Products Dealer authorized by JDCEC to market such Goods, Dealer is authorized to and will perform the required service or product improvement.

            vi) Dealer will perform warranty service and product improvement programs in the manner and for the compensation specified in the Manual in effect at the time the service or program is performed. Dealer will notify JDCEC of all warranty and product improvement program claims in accordance with the Manual.

      e)    Sales to Re-sellers

            Dealer will not sell Goods to any person or entity that re-sells or intends to re-sell such Goods, provided, however, that this Section 1.e. shall not prevent Dealer from:

            i) selling Parts to a person or entity in Dealer's Special Products AOR that uses such Parts in providing repair or maintenance services in Dealer's Special Products AOR for products owned by others;

            ii) selling Used Goods to a person or entity engaged in the business of selling used equipment;

            iii)  selling Goods to ERS;

            iv) selling Goods to a Special Products Dealer authorized by JDCEC to market such Goods; or

            v) selling Goods to a person or entity that is primarily engaged in the business of renting equipment to end-users.

      f)    Equity

            Dealer will maintain its Equity at a level sufficient to achieve Dealer's commitments under this Agreement, which shall be not less than the Minimum Equity Level.

      g)    JDCEC's Acceptance of Orders

            JDCEC will accept orders placed by Dealer for Goods in JDCEC's then-current product line, provided the Goods will be shipped during the period of Dealer's appointment hereunder. JDCEC shall have no liability for delay, failure, or refusal to accept Dealer's orders or to ship Goods to Dealer if the delay, failure, or refusal results from:

            i) capacity constraints, demand in excess of available supply, labor strikes or lockouts;

            ii)   a default under a security agreement between Dealer and JDCEC;

            iii)  termination of Dealer's appointment;

            iv)   any cause beyond JDCEC's control; or

            v)    JDCEC's determination, in its sole discretion, that

                  a) Dealer's financial condition does not justify the extension of additional credit or the addition of inventory


                                                          Terms of Appointment/3
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                  b)    Limitations in Dealer's market potential, marketing
                        capabilities, or product support capabilities for the particular Goods involved are likely to lead to customer dissatisfaction with the Goods or excessive warranty expense.

                  c) Dealer has consistently failed to perform its obligation under this Agreement; or

                  d) Dealer has failed to make timely submission of legitimate forecasts of Dealer's anticipated inventory needs and retail sales when requested by JDCEC.

            All orders, sales, and shipments will be governed by the Conditions of Sale in effect at the time the order is placed.

      h)    Availability of JDCEC Programs

            i) With respect to particular types of Goods, JDCEC will make available to Dealer finance plans, lease plans, floor plans, and parts return programs (and other similar financing or inventory management plans or programs) comparable to such plans and programs that JDCEC makes available generally to Special Products Dealers authorized by JDCEC to market such Goods. Such plans and programs may contain conditions for eligibility and are subject to credit approval. Such plans and programs also may have varying terms depending on certain dealer financial or performance criteria or market conditions.

            ii) JDCEC may make available to any Special Products Dealer marketing programs that JDCEC deems necessary to compete in the Special Products AOR assigned to that Special Products Dealer without obligating JDCEC to make similar programs available to any other Special Products Dealer or to Special Products Dealers generally.

      i)    Changes in Dealer Ownership or Business Structure

            i) No change in the ownership or business structure of Dealer or any Key Person will occur unless JDCEC has given prior written approval of such change.

            ii) Dealer will execute such agreements and documents as JDCEC may deem necessary to preserve JDCEC's rights under this Agreement or any other agreement between Dealer and JDCEC in light of a change or proposed change in Dealer's ownership, management, or business structure.

            iii) If Dealer wishes to sell its business or substantially all of the assets of its business (excluding Dealer's Special Products Dealer appointment and this Agreement, which are not transferable by Dealer), Dealer will notify JDCEC before the beginning of any discussions or negotiations pertaining to the proposed sale. JDCEC retains at all times the right to decide, in its sole discretion, whether to appoint any third party as a Special Products Dealer for Dealer's Special Products AOR, for any portion thereof, or for any other area.

            For purposes of this Agreement, a change in business structure shall include, without limitation, a change in the legal form of Dealer (e.g. from partnership to corporation); a change in the legal form of any Key Person or of any entity that holds, directly or indirectly, a 10% or greater ownership interest in Dealer; a merger or consolidation involving Dealer; the creation of a subsidiary, partnership, or other legal entity by Dealer; and any other change that may affect any right or obligation under this Agreement or any other agreement between Dealer and JDCEC.

      j)    Financial Statements

            Dealer will submit to JDCEC's Finance Department offices in Moline, Illinois, annual financial statements for Dealer within 100 days after Dealer's fiscal year-end. Such financial statements shall have been prepared in accordance with generally accepted accounting principles and shall be in a form aproved by JDCEC, which approval shall not be unreasonably withheld. Dealer also will provide such other financial data of Dealer as JDCEC may from time to time request.


                                                          Terms of Appointment/4
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2.    TERMINATION OF DEALER'S APPOINTMENT

      a)    Termination by Mutual Consent

            Dealer's appointment may be terminated by the mutual consent of Dealer and JDCEC, evidenced by a writing signed by Dealer and JDCEC, with the effective date of such termination to be as mutually agreed upon in writing.

      b)    Termination by Dealer

            Dealer may terminate its appointment for any reason upon at least 180 days' prior written notice to JDCEC.

      c)    Termination by JDCEC

            i) JDCEC may terminate Dealer's appointment, upon 180 days' prior written notice to Dealer, in the event:

                  a) Dealer fails to achieve Meaningful Progress with respect to a Performance Criterion in any fiscal or calendar year (whichever is used as the basis for Dealer's JDCEC-approved business plans); or

                  b) Dealer fails to comply with any material provision of this Agreement.

                        JDCEC may exercise its termination right under this
                        Section 2.c.i. with respect to all or any portion of Dealer's Special Products AOR, as JDCEC may determine in its sole discretion.

                        JDCEC may exercise its termination right under this
                        Section 2.c.i. without regard to the performance of other Special Products Dealers or to the circumstances under which JDCEC has terminated or refrained from terminating the appointment of other Special Products Dealers.

            ii) JDCEC may terminate Dealer's appointment, upon at least 120 days' prior written Notice to Dealer, if JDCEC determines that Dealer's Equity is less than the Minimum Equity Level. JDCEC will give Dealer written notice of termination under this
                  Section 2.c.ii. within 45 days after the financial statements on which JDCEC's determination is based are received at JDCEC's Finance Department offices in Moline, Illinois.

            iii) JDCEC may terminate Dealer's appointment for any reason upon at least 360 days' prior written notice to Dealer.

            iv) JDCEC may terminate Dealer's appointment, effective immediately, by giving written notice of termination to Dealer at any time after the happening of any of the following:

                  a)    the death, incapacity, or dissolution of any Key Person;

                  b) a default under any security agreement between Dealer and JDCEC;

                  c)    any noncompliance with Section 1.b., Section 1.c.i.,
                        Section 1.i.i., or Section 1.j.;

                  d) Dealer defrauds anyone, including without limitation JDCEC, or misrepresents any material fact in any communication with or submission to JDCEC;

                  e) the cancellation, discontinuance, or revocation of a guaranty or letter of credit applicable to Dealer indebtedness, or a failure to provide, or modify the amount of, a guaranty or letter of credit when and as requested by JDCEC or Deere Credit, Inc.;

                  f)    Dealer substantially closes the dealership business;

                  g) Dealer intentionally fails to comply with any applicable federal, state, or local law, regulation, or ordinance relating to the operation of the dealership; or


                                                          Terms of Appointment/5

                  h) Dealer attempts to assign its rights or obligations under this Agreement. Dealer's appointment hereunder shall terminate automatically upon, and effective with, the termination of any other dealership appointment with JDCEC or any of JDCEC's Affiliates.

3.    EFFECT OF TERMINATION OF APPOINTMENT

      Termination of Dealer's appointment hereunder means that the obligations and duties of the parties under Section 1 no longer apply, and that JDCEC may decline to fill accepted orders placed before such termination. Orders from Dealer that JDCEC contemplates will be shipped after the effective date of termination may be accepted in JDCEC's sole discretion. Such orders will be subject to the Conditions of Sale in effect at the time the order is placed or to such other conditions that JDCEC may prescribe. Submission or acceptance of orders and shipment or acceptance of Goods does not have the effect of renewing or reinstating the obligations of
      Section 1 and shall not be construed as an extension or renewal of Dealer's appointment or as a rescission of any notice of termination. If Dealer's appointment is terminated, neither Dealer nor JDCEC shall be entitled to any compensation or reimbursement for loss of prospective profits, anticipated sales, or other losses occasioned by the termination, except as provided in this Agreement.

4.    REPURCHASE OF GOODS ON TERMINATION

      Upon termination of Dealer's appointment, JDCEC will buy and Dealer will sell (or, with respect to JDM products, may sell subject to Section 4.c.), free and clear of all liens and encumbrances, the following Goods in Dealer's possession, provided they were originally purchased by Dealer from JDCEC and are listed in JDCEC's published price list in effect on the effective date of termination of Dealer's appointment, according to the following terms:

      a) All unsold current Whole Goods and attachments that are new, unused, complete, and in good condition. Prices to be paid for such items will be the invoice prices (but not more than current Special Products Dealer prices) plus freight from the factory to Dealer's location, less any discounts from invoice price that have been allowed, and less any reduction in value that may be required due to deterioration.

      b) All unsold current Parts that are new, unused, complete, in good condition, and re-salable as new without repackaging or reconditioning. Prices to be paid for such Parts will be JDCEC's then-current wholesale price, as listed in JDCEC's wholesale price list for such Parts in effect on the effective date of termination, less a discount of:

            i) 15% on items listed as returnable under JDCEC's then-current parts return policy; and

            ii)   50% on all other items.

      c) Such unsold current JDM products that Dealer may elect to sell to JDCEC and that are new, unused, complete, in good condition, and re-salable as new without repackaging or reconditioning. JDCEC shall have no obligation to repurchase such products unless Dealer furnishes JDCEC with a list of the products that it wishes to sell to JDCEC within thirty days after the effective date of the termination of Dealer's appointment. Price to be paid for such products will be the then-current wholesale price, as listed in the JDM Price List in effect on the effective date of termination, less a discount of:

            i)    50% on products indentified by an asterisk in the JDM Price
                  List;

            ii) 15% on items listed as returnable under JDCEC's then-current parts return policy; and

            iii)  25% on all other JDM products.

      At the written request of JDCEC, Dealer will, at Dealer's expense, list, tag, pack, load, and transport all repurchased Goods to the nearest location regularly maintained by JDCEC for the storage of such Goods (or to such closer location as may be designated by JDCEC) or pay for the cost of transportation to such location. The risk of loss shall be on Dealer until the vehicle transporting such Goods reaches the designated destination.


                                                          Terms of Appointment/6
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      Should Dealer fail to fulfill the above obligation within 60 days after
      JDCEC has requested that it do so, JDCEC or its designee may enter Dealer's premises, perform these duties, and charge Dealer's account for any expenses incurred in so doing.

      Amounts payable to Dealer under this Section 4 will not be paid until Dealer has complied with all applicable laws governing bulk transfers of inventory.

      JDCEC shall be relieved of its obligations under this Section 4 if a default occurs or has occurred under any security agreement between Dealer and JDCEC, and JDCEC elects to exercise its rights under such security agreement to take possession of the Goods.

      JDCEC shall be relieved of its obligations under this Section 4 if Dealer has defrauded JDCEC or if Dealer misrepresents a material fact pertaining to the repurchase of Goods in any communication with or submission to JDCEC.

5.    RESOLUTION OF DISPUTES

      Although Dealer and JDCEC are entering into this Agreement in a spirit of cooperation and mutual respect, it is possible that Disputes may arise. Dealer, Dealer's owners, partners, shareholders, and guarantors, JDCEC, Deere Credit, Inc., and ERS agree that any Dispute shall be finally resolved by binding arbitration pursuant to the terms set forth in Exhibit
      5. The duty to arbitrate shall extend to any officer, employee, shareholder, principal, agent, partner, trustee (in bankruptcy or otherwise), or subsidiary of Dealer as to any Dispute that is subject to this Section 5.

6.    COMPUTER SYSTEM

      a) During the period of Dealer's appointment, Dealer will, at Dealer's expense:

            i) install and maintain in good working order a computerized business system that is compatible with, and in communication with, the John Deere Network;

            ii) maintain the hardware and software necessary to supply electronically to JDCEC (a) product delivery and warranty claim information in accordance with the Service Information System; and (b) such other information as JDCEC may from time to time request Dealer to submit electronically;

            iii) conform to any modifications made to the John Deere Network (provided JDCEC gives Dealer at least 60 days' prior notice of the modification);

            iv) input into the John Deere Network, in accordance with JDCEC's instructions, such information as JDCEC may from time to time request, and furnish such computer files and reports as JDCEC may from time to time request; and

            v) pay all costs associated with Dealer's use of the John Deere Network, as well as all costs incurred in obtaining and maintaining Dealer's computerized business system and in communicating with the John Deere Network.

      b) Dealer will keep confidential any information contained in the John Deere Network and not use such information for purposes unrelated to Dealer's dealership appointment hereunder.

      c) JDCEC shall not be liable for any losses incurred by Dealer in connection with Dealer's computerized business system or the John Deere Network.


                                                          Terms of Appointment/7

7.    AMENDMENT OF AGREEMENT

      This Agreement cannot be altered or amended, or any of its provisions waived, on behalf of JDCEC except in a writing signed by a duly authorized officer of JDCEC. Dealer and JDCEC recognize that this Agreement does not have an expiration date. Because market and business practices and conditions are likely to change with the passage of time and such changes or other circumstances could necessitate a change in this Agreement, JDCEC may amend these Terms of Appointment at any time, without the consent of Dealer, if the same amendment is made to the Terms of Appointment of all other Special Products Dealers whose dealer agreements are in the form of this Agreement and may be amended in this manner pursuant to applicable law. Any such amendment shall be made by issuance by JDCEC of a bulletin or other written notice to such Special Products Dealers and shall be effective on the date specified in the bulletin or other written notice, which date shall be at least 120 days following the date of such bulletin or other written notice.

8.    USE OF TRADEMARKS, NAMES, AND SIGNS

      JDCEC grants Dealer the non-exclusive right to use the Trademarks, during the period of Dealer's appointment, in connection with the advertising and sale of Goods bearing one or more of the Trademarks, and in connection with the providing of services by Dealer relating to the sale or servicing of Goods identified by the Trademarks. Such use of the Trademarks shall be in a manner and form approved by JDCEC. Dealer agrees not to use any of the Trademarks as part of Dealer's corporate or business name and to cease all use of the Trademarks if Dealer ceases to be a Special Products Dealer, including without limitation the removal from Dealer's premises and vehicles of all signs and distinctive identification that might associate Dealer with JDCEC. Dealer also agrees not to sell or distribute any goods bearing any of the Trademarks, unless the goods originated from or were distributed by JDCEC, JDCEC's Affiliates, or licensees authorized to use the Trademarks on the goods. Dealer also agrees not to use the Trademarks to promote goods not originating from or distributed by JDCEC, JDCEC's Affiliates, or their licensees.

9.    ASSIGNMENT

      This Agreement shall be binding upon and inure to the benefit of the successors and assigns of JDCEC and, to the extent the terms hereof bind or benefit Deere Credit, Inc. or ERS, their respective successors and assigns. Dealer's rights and obligations under this Agreement may not be assigned or transferred. Any attempt by Dealer to assign its rights or obligations under this Agreement shall be null and void.

10.   CHANGES IN OR DISCONTINUANCE OF GOODS

      a) JDCEC may, at any time and without notice, make changes in or discontinue any Goods without incurring any liability.

      b) This Agreement extends only to Goods. JDCEC reserves the right to offer any other products to selected Special Products Dealers or others under existing or separate new agreements. As new products, other than those designated by JDCEC as direct successors of Goods, are developed, acquired, or marketed by JDCEC, they may or may not be added to the Goods covered under this Agreement.

11.   DEALER GUARANTY

      To the extent requested by JDCEC, Key Persons and other partners in, or owners of, Dealer have executed or concurrently herewith will execute in favor of JDCEC one or more guaranties of Dealer's indebtedness to JDCEC. Dealer will obtain, and Key Persons and other partners in, or owners of, Dealer will execute, such additional guaranties and amendments and additions to guaranties as JDCEC may from time to time request.

      For purposes of this Section 11 and Section 12, JDCEC shall include Deere Credit, Inc. in addition to John Deere Construction Equipment Company.


                                                          Terms of Appointment/8

12.   SECURITY IN GOODS

      Dealer has executed or concurrently herewith will execute in favor of JDCEC one or more security agreements covering Dealer's inventory of Goods and certain other items. Dealer will execute such additional security agreements and financing statements, and amendments and additions thereto or to existing instruments, as JDCEC may from time to time request, in order that JDCEC may have at all times a first lien on Goods and other collateral securing Dealer's indebtedness to JDCEC.

13.   RELATIONSHIP OF THE PARTIES

      a) Dealer acknowledges that it is an independent retail merchant which purchases Goods for resale for the principal benefit of Dealer. Dealer further acknowledges and agrees that it is an independent contractor. In performing service work Dealer assumes full responsibility for such work. Dealer also acknowledges and agrees that it is not an employee, agent, representative, franchisee, partner, or joint venturer of or with JDCEC, has not paid and will not pay a franchise fee to JDCEC, and is free to operate its business in accordance with its independent business judgment, provided that such operation is in accordance with this Agreement and any other agreement between Dealer and JDCEC. Dealer has no authority to bind JDCEC by representations, statements, agreements, conduct, or in any manner whatsoever. JDCEC shall not be liable for any debts, accounts, obligations, or other liabilities of Dealer, its agents, employees, or representatives. It is expressly recognized that no fiduciary relationship exists between the parties.

      b) Except as provided in Sections 5, 9, and 17, this Agreement is not enforceable by any third party and is not intended to benefit, or convey any rights to, anyone other than Dealer and JDCEC.

      c) Dealer obtains no rights by virtue of this Agreement or its dealership appointment to acquire additional dealerships or to obtain additional dealership appointments or area of responsibility assignments from JDCEC.

14.   USE OF PRICE LISTS, CATALOGS, AND MANUALS

      The Manual and any bulletins, price lists, catalogs, and service manual pages furnished to Dealer by JDCEC must be kept in good condition and returned to JDCEC upon termination of Dealer's appointment. If such items have been purchased by Dealer, JDCEC will repurchase them for the price paid. Dealer will not disclose, directly or indirectly, the contents of such Manual, bulletins, price lists, catalogs, and service manual pages to a person or entity that is a competitor of JDCEC or of a Special Products Dealer.

15.   ADVERTISING MATERIAL; MAILING LISTS

      During the period of Dealer's appointment:

      a) with respect to particular types of Goods, JDCEC will furnish to Dealer promotional materials and printed advertising matter that JDCEC prepares for use by other Special Products Dealers in connection with the sale, lease, rental, or servicing of such Goods and that JDCEC deems appropriate for Dealer's Special Products AOR; and

      b) Dealer will create, maintain, and keep current a list of the names and addresses of all purchasers and prospective purchasers of Goods in Dealer's Special Products AOR, provide JDCEC with the current list, and promptly notify JDCEC of all changes to the list.

      The list contemplated by Section 15.b. shall be the sole property of JDCEC. JDCEC may use the list at any time for any purpose it deems appropriate, provided, however, that JDCEC will advise Dealer in advance of any use it makes of the list (other than for the purpose of sending Dealer's direct mail solicitations to


                                                          Terms of Appointment/9
      purchasers and prospective purchasers on the list) during the period of Dealer's appointment. Dealer will reimburse JDCEC for handling and postage expenses for all direct mailings made at Dealer's request to prospective purchasers in Dealer's Special Products AOR.

16.   NO WAIVER

      The failure of JDCEC to take any action or require full and strict compliance with any provision of this Agreement or any provision of any agreement with other Special Products Dealers shall not affect JDCEC's right to take any action or require full and strict compliance at any time prior or subsequent thereto and shall not constitute a waiver of a breach of the provision or nullify the effectiveness of such provision.

17.   LIMITATION ON DAMAGES; JURY WAIVER; TIME TO INITIATE PROCEEDINGS

      a) No party to a Dispute shall be entitled to an award of multiple, punitive, or exemplary damages, or any damages excluded by, or in excess of any damage limitation expressed in, this Agreement.

      b) Dealer, Dealer's owners, partners, shareholders, and guarantors, JDCEC, Deere Credit, Inc., and ERS each hereby knowingly, voluntarily, and intentionally waive any right he, she, or it may have to a trial by jury in respect of any litigation pertaining to any Dispute, and each agrees not to request a jury in any such litigation.

      c) No party to a Dispute may commence litigation or arbitration proceedings with respect to such Dispute more than one year after that party's cause of action accrues.

18.   NOTICES

      In addition to other available means of giving notice, notices required or permitted under this Agreement (including without limitation notices in connection with any arbitration under Section 5) may be given to the person indicated on Exhibit 6, by personal delivery or by certified U.S. mail, Federal Express or other reputable overnight delivery service, or facsimile to the address or facsimile number indicated on Exhibit 6. Notices given by personal delivery shall be deemed given when delivered. Notices given by certified U.S. mail, reputable overnight delivery service, or facsimile shall be deemed given when sent.

19.   GOVERNING LAW

      This Agreement shall be governed and construed in accordance with the substantive laws of the State of Illinois without regard to Illinois' conflict of laws rules.

20.   SEVERABILITY

      Any provision of this Agreement or portion thereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of the provision or the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction. Any provision herein found to be prohibited or unenforceable in a jurisdiction shall, by agreement of the parties hereto, be replaced for such jurisdiction by a provision that ensures that the economic and/or business objectives of the prohibited or unenforceable provision are preserved insofar as it is possible to do so under the applicable law in such jurisdiction.


                                                         Terms of Appointment/10

21.   PAYMENTS ON TERMINATION
      If Dealer's appointment hereunder is terminated, all indebtedness of Dealer to JDCEC which does not become due prior to the effective date of the termination will be due and payable as of the effective date of the termination. JDCEC may pay any sums owing to Dealer on termination (including without limitation any sums owing to Dealer for repurchased Goods) in cash or by giving Dealer credit to be applied to any indebtedness then owed by Dealer to JDCEC or to any of JDCEC's Affiliates, regardless of whether such indebtedness is then due and payable.

22.   SURVIVAL

      The termination of Dealer's appointment shall not affect any rights or obligations that have accrued hereunder as of the effective date of such termination. Such termination also shall not affect any rights or obligations, except those expressly limited to the period of Dealer's appointment, under Sections 3, 4, 5, 6.b., 6.c., 7, 8, 9, 10, 11, 12, 13,
      14, 15, 16, 17, 18, 19, 20, 21, 22, and 23, which rights and obligations, except those expressly limited to the period of Dealer's appointment, shall survive termination of Dealer's appointment.

23.   ENTIRE AGREEMENT

      This Agreement is and shall be deemed to be the complete and final expression of the agreement between the parties as to the subject matters contained herein. This Agreement supersedes all previous dealer agreements and representations between the parties made with respect to the Dealer's appointment hereunder as a Special Product Dealer. It is acknowledged and agreed by Dealer and JDCEC that no promise or representation not contained herein (including without limitation Exhibit 7) was an inducement to either party or was relied on by either party in entering into this Agreement. Any prior or contemporaneous promises, agreements, or representations, whether oral, written, or created through custom, usage, or course of dealing, except for those listed on Exhibit 7, are also superseded by this Agreement. Dealer understands that, except as provided in Section 7, no agent or employee of JDCEC has authority to vary or add to the provisions of this Agreement, or to make any representation altering or going beyond the terms of this Agreement.


                                                         Terms of Appointment/11

EXHIBIT 1

DEALER'S SPECIAL PRODUCTS AOR


Dealer's Special Products AOR shall consist of the following counties:

State of ________

Counties:


                                                                      Exhibits/1

EXHIBIT 2

A.  WHOLE GOODS

    [ ] Deere brand ADT models        [ ] Bell brand ADT models

    [ ] Compact Excavators



B.  PARTS

    [ ] Engine Parts for Whole Goods and for competitive products

    [ ] Filters for Whole Goods and for competitive products

    [ ] Oil

    [ ] Remanufactured Components for Whole Goods and for competitive products


                                                                      Exhibits/2

EXHIBIT 3

LOCATIONS


Address                                              Purpose
-------                                              -------

                                                   [ ] Whole Goods Sales
------------------------------------------------
                                                   [ ] Service of Goods

                                                   [ ] Parts Sales

                                                   [ ] Other ___________________


                                                   [ ] Whole Goods Sales
------------------------------------------------
                                                   [ ] Service of Goods

                                                   [ ] Parts Sales

                                                   [ ] Other ___________________


                                                   [ ] Whole Goods Sales
------------------------------------------------
                                                   [ ] Service of Goods

                                                   [ ] Parts Sales

                                                   [ ] Other ___________________


                                                   [ ] Whole Goods Sales
------------------------------------------------
                                                   [ ] Service of Goods

                                                   [ ] Parts Sales

                                                   [ ] Other ___________________


                                                   [ ] Whole Goods Sales
------------------------------------------------
                                                   [ ] Service of Goods

                                                   [ ] Parts Sales

                                                   [ ] Other ___________________


                                                                      Exhibits/3

EXHIBIT 4

KEY PERSONS


Name      Ownership Interest   Relationship to Dealer / Role in Dealer's Affairs
----      ------------------   -------------------------------------------------



                                                                      Exhibits/4

EXHIBIT 5

DISPUTE RESOLUTION

1. If the parties to a Dispute agree, the Dispute will be submitted to non-binding mediation.

2. If the parties to a Dispute do not agree to mediation of the Dispute, or if mediation does not resolve the Dispute, the Dispute shall be finally resolved by binding arbitration in accordance with the arbitration rules of JAMS/Endispute, as amended by this Exhibit. The party seeking arbitration shall submit a written notice of arbitration to the other party and to JAMS/Endispute. The arbitration shall be held at such location as required by applicable law or, if no location is required by applicable law, at Chicago, Illinois or such other city as the parties to the Dispute may agree in writing. The arbitration shall be held before a panel of three arbitrators each of whom is affiliated with JAMS/Endispute and is part of the pool of arbitrators selected by JAMS/Endispute as available to arbitrate Disputes. Each arbitrator in the pool shall:

      a)    be a current or former practicing attorney or former judge;

      b) have at least fifteen years experience in litigation, arbitration, and/or mediation of commercial disputes;

      c) have prior experience as an arbitrator (through award) of at least three manufacturer/dealer or franchisor/franchisee disputes; and

      d) be recommended as a commercial arbitrator by at least two major manufacturers or franchisors and at least two dealers or franchisees.

      The arbitration panel shall consist of one arbitrator from the pool designated by Dealer, one arbitrator from the pool designated by JDCEC, and a third arbitrator from the pool designated by the two other arbitrators, which person shall be the Chairperson of the arbitration panel. A decision and award joined by at least two members of the arbitration panel shall constitute the award and shall be binding on the parties. The arbitration panel shall provide written reasons for their decision and award, which shall be final and binding and may be entered by any court having jurisdiction thereof.

3. Except as provided herein, any action or decision joined by two arbitrators from the arbitration panel shall constitute the action of the arbitration panel. The arbitration panel may consider and grant dispositive motions, including without limitation motions to dismiss or for summary judgment. In order to prevent irreparable harm, the arbitration panel may consider and grant requests for temporary or permanent injunctive relief or other equitable relief.

4. Unless contrary to applicable law, this Agreement shall be interpreted in accordance with and the arbitration panel shall apply and be bound to follow the substantive laws of the State of Illinois. Where there is a conflict between the terms of this Agreement and the laws of the State of Illinois, the terms of this Agreement shall control.

5. Each party shall bear its costs associated with the arbitration, including its attorneys' fees, and the parties shall share equally the fees and expenses of JAMS/Endispute and the arbitrators, provided, however, that if court proceedings to stay litigation, compel arbitration, or enforce the award are necessary, the party who unsuccessfully opposes such proceedings shall pay all associated costs, expenses, and attorneys' fees that are reasonably incurred by the other party.

6. The Chairperson of the arbitration panel shall decide all matters relating to discovery as well as all procedural or non-dispositive matters that shall come before the arbitration panel. Subject to privileges recognized under applicable law, the Chairperson shall require such discovery as is necessary for the parties to be adequately prepared for the arbitration. Discovery may include the exchange of documents, depositions, interrogatories, and the exchange of exhibits, expert reports, and witness lists.


                                                                      Exhibits/5

7. The parties, witnesses, and arbitrators shall not disclose the contents or results of the arbitration without the prior written consent of all parties to the Dispute, except to the extent necessary to enforce the award or as necessary for financial and tax reporting purposes.

8. Notwithstanding anything to the contrary in this Exhibit 5 or section 5, in the event of an alleged violation of a party's intellectual property rights, that party may seek temporary injunctive relief from any court of competent jurisdiction pending appointment of the arbitration panel. The party requesting such relief shall also promptly file a notice of arbitration and a request that the arbitration panel provide temporary relief. Such actions shall not constitute a waiver of the party's rights or a breach of the party's obligations under this Exhibit 5 and Section 5. Any temporary injunctive relief entered by a court shall continue in effect only until the arbitration panel has issued a decision on temporary relief.

9. Notwithstanding anything to the contrary in this Exhibit 5 or section 5, JDCEC and Deere Credit, Inc. may seek judicial remedies, such as (but not limited to) attachment, replevin, and garnishment, deemed necessary by JDCEC or Deere Credit, Inc. in its sole discretion for the enforcement of JDCEC's or Deere Credit, Inc's rights regarding any security for indebtedness of Dealer , and such action by JDCEC or Deere Credit, Inc. shall not constitute a waiver of JDCEC's or Deere Credit, Inc's rights or a breach of JDCEC's or Deere Credit, Inc.'s obligations under this Exhibit 5 and Section 5.


                                                                      Exhibits/6

EXHIBIT 6

NOTICES


To Dealer or its owners, partners, shareholders, or guarantors:

--------------------------------------

--------------------------------------

--------------------------------------

facsimile:
          ----------------------------


To JDCEC, Deere Credit, Inc., or ERS:

--------------------------------------

--------------------------------------

--------------------------------------

facsimile:
          ----------------------------


Dealer or JDCEC may amend the addressee, address, or facsimile number indicated for its group on this Exhibit 6 by giving written notice of such amendment to the other party, provided, however, that no more than one addressee, address, and facsimile number may be indicated at any given time.


                                                                      Exhibits/7

EXHIBIT 7

PROMISES AND REPRESENTATIONS


Dealer and JDCEC agree that the following are the only promises, agreements, or representations, oral, written, or created through custom, usage, or course of dealing, not contained elsewhere in this Agreement and that were an inducement to or relied upon by any party hereto in entering into this Agreement or that were made prior to or contemporaneous with this Agreement and are not superseded by this Agreement:



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


____ No promises, agreements or representations



------------------------------            --------------------------------------
Dealer Signature                          JDCEC Signature


                                                                      Exhibits/8